UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2025

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-41503	23-2507402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(610) 646-9800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	ISSC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company.        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors

On January 27, 2025, the Board of Directors (the “Board”) of Innovative Solutions and Support, Inc. (the “Company”) increased the size of the Board to six directors and appointed Denise Devine to serve as an independent director, effective immediately, for a term until the Company’s next annual meeting of shareholders or until her successor is duly elected and qualified or until her earlier death, disqualification, resignation or removal. In connection therewith, Ms. Devine was also appointed by the Board to serve as a member of the Audit Committee.

Ms. Devine is the founder of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space, of which she has served as Chief Executive Officer since 2014. Also, Ms. Devine is the co-founder and Chief Financial Officer of RTM Vital Signs, LLC, a development stage medical device company. In addition, Ms. Devine founded, and from 1994 to 2014 served as Chief Executive Officer, of Nutripharm, Inc., a company that generates a portfolio of composition and process patents to create innovative natural food, beverage, pharmaceutical, and nutraceutical products. Ms. Devine previously served as Chair of the Pennsylvania State Board of Accountancy and on the Board of the American Institute of Certified Public Accountants. From 2005 to 2015, Ms. Devine was a member of the Board of Trustees of Villanova University where she also served as the Chair of the Audit and Risk Committee, and as a member of the Investment Committee and Executive Committee. Ms. Devine has served on the Board of Ben Franklin Technology Partners of Southeastern Pennsylvania since 2016. Since 2012, Ms. Devine has also served as a director of Fulton Financial Corporation (NASDAQ: FULT), of which she is also the Chair of the Audit Committee, the Vice-Chair of the Executive Committee, and a member of the Risk Committee. Ms. Devine has been a director of Selectquote, Inc. (NYSE: SLQT) since February 2020 and has served as the Chair of the Compensation Committee since September 2020. She previously served as a director, member of the Audit Committee, and Chair of the Compensation and Talent Committee of AgroFresh Solutions, Inc. (NASDAQ: AGFS) from 2018 until its sale in 2023, and as a director of Cubic Corporation (NYSE: CUB) from 2019 until its sale in 2021. Ms. Devine is a Certified Public Accountant and received her Masters in Business Administration from The Wharton School at the University of Pennsylvania, her Masters in Taxation from Villanova Law School, and her undergraduate degree in Accounting from Villanova University. We believe Ms. Devine’s management, business, and finance experience qualifies her to serve on our Board.

There are no family relationships between Ms. Devine and any director or executive officer of the Company, and Ms. Devine does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Devine has not entered into, and no grant or award has been made to, Ms. Devine under any material plan, contract or arrangement of the Company in connection with her appointment. There are no arrangements or understandings pursuant to which Ms. Devine was selected to serve as a member of the Board.

Ms. Devine will participate in the standard non-employee director compensation arrangements established by the Company, as described under the section entitled “Compensation of Directors” in the Company’s Amendment No. 1 on Form 10-K/A, filed with the Securities and Exchange Commission on January 23, 2025.

Item 8.01 Other Events.

On January 27, 2025, the Company issued a press release announcing the appointment of Ms. Devine as director. A copy of that press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date:	January 27, 2025	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Chief Financial Officer